UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2007

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2007, Harry Weller notified Vonage Holdings Corp. (the “Company”) that he was resigning from the Board of Directors of the Company, effective as of July 18, 2007. Mr. Weller’s decision to resign was not the result of any disagreement with the Company.

On July 19, 2007, the Company’s Board of Directors elected Michael A. Krupka to serve as a member of the Company’s Board of Directors, effective July 19, 2007 to fill the vacancy created by Mr. Weller’s departure. Mr. Krupka was also elected to serve as chair of the Company’s Nominating and Governance Committee, effective July 19, 2007.

Mr. Krupka will participate in the Company’s standard director compensation arrangements applicable to directors who are not employees of the Company described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 30, 2007. In accordance with our director compensation program, Mr. Krupka received an option to purchase 45,000 shares of our common stock at an exercise price of $2.78, the closing price of our common stock on July 19, 2007. The stock option vests over a period of four years, vesting as to 25% of the underlying shares on the first anniversary of the date of grant and as to the remaining underlying shares in equal quarterly installments thereafter.

In April 2005, the Company and the holders of all of the Company’s formerly outstanding series of its convertible preferred stock entered into a third amended and restated investors’ rights agreement. Holders of the Company’s formerly outstanding series of its convertible preferred stock include funds managed by affiliates of Bain Capital, LLC, which together hold more than 5% of the Company’s voting capital stock. Mr. Krupka is a managing member and a Managing Director of Bain Capital Venture Investors, LLC, an entity associated with Bain Capital, LLC.

Under the agreement, as amended in November 2006, if requested by the former holders of the Company’s Series B, C, D or E convertible preferred stock, we will effect, subject to certain terms and conditions, a registration statement on Form S-3, if it is available, to facilitate the sale and distribution of the shares of common stock issued upon the conversion of the Series B, C, D and E convertible preferred stock. Further, these holders have the right to demand of the Company, subject to certain terms and conditions, that we register the shares of common stock issued or issuable upon the conversion of their shares of convertible preferred stock after April 1, 2007, under the Securities Act of 1933. Finally, if we propose to register any capital stock of the Company under the Securities Act, the holders of all series of the Company’s convertible preferred stock will be entitled to customary “piggyback” registration rights.

A copy of the press release announcing the election of Mr. Krupka and departure of Mr. Weller is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by Vonage Holdings Corp. on July 19, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: July 20, 2007	By:	/s/ Sharon A. O’Leary
Sharon A. O’Leary
Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.:	Description:
99.1	Press Release issued by Vonage Holdings Corp. on July 19, 2007